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               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                 _______________________________

                            FORM 8-K

                         CURRENT REPORT

             PURSUANT TO SECTION 13 or 15(d) OF THE

                 SECURITIES EXCHANGE ACT OF 1934

                  _____________________________


Date of report (Date of earliest event reported) December 13, 1999
                                                 -----------------
                           ALTEON INC.
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       (Exact Name of Registrant as Specified in Charter)


       Delaware              0-19529             13-3304550
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(State or Other Juris-     (Commission         (I.R.S. Employer

diction of Incorporation)  File Number)       Identification No.)



170 Williams Drive, Ramsey, New Jersey                      07446
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(Address of Principal Executive Offices)               (Zip Code)


Registrant's telephone number, including area code (201) 934-5000
                                                    --------------

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  (Former Name or Former Address, If Changed Since Last Report)

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Item 5. Other Events.

On December 13, 1999 the Registrant issued the following press release:

"Alteon Stock to Trade on the Over-the-Counter (OTC) Bulletin
Board

"Company Unable to Sustain Minimum Bid Requirement to Maintain
Nasdaq Listing

"Ramsey, New Jersey, December 13, 1999 Alteon Inc. (OTC: ALTN) announced today that it has been notified by the Nasdaq Listing Qualifications Panel that its common stock has been delisted from trading on the Nasdaq SmallCap Market effective with the close of business Friday, December 10, 1999. Alteon's common stock is available for immediate trading on the OTC Bulletin Board under the ticker symbol ALTN.

"On September 27,1999, the Nasdaq panel had granted Alteon a temporary qualifications exception. On or before November 22, 1999, the Company was required to achieve a closing bid price of at least $1.00 per share; immediately thereafter, the Company was required to evidence a closing bid price of at least $1.00 per share for a minimum of ten consecutive trading days. The Company evidenced a closing bid price of at least $1.00 per share for fourteen consecutive trading days between November 8 and 26, 1999. However, based upon Alteon's inability to sustain compliance with the $1.00 per share minimum bid price requirement, the Nasdaq panel determined that the Company had failed to meet the terms of the exception.

"Alteon is a leader in the discovery and development of pharmaceutical products for the treatment of the complications of diabetes and age-related diseases, including cardiovascular disease. Alteon's proprietary technology focuses on Advanced Glycosylation End-products, or A.G.E.s, formed as a result of circulating blood glucose reacting with proteins. A.G.E.s have been shown to be a causative factor in many of the complications of diabetes and age-related diseases, including kidney disease, nerve damage, atherosclerosis and retinopathy. Alteon's approach is to inhibit or break A.G.E.s or their chemical crosslinks, thereby potentially impacting such disease states. The company is seeking a corporate partner to help fund the continued development of its A.G.E.-formation inhibitor, pimagedine, based on the results of the Phase III trial of pimagedine in Type 1 diabetic patients with progressive kidney disease. Alteon's lead A.G.E. crosslink breaker, ALT-711, has completed a series of Phase I human clinical trials and is being prepared for a Phase II program. Alteon also is pursuing the development of a novel series of glucose lowering agent (GLA) compounds."





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                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              Alteon Inc.


                              By: /s/ Kenneth I. Moch
                                  -------------------------------
                                  Kenneth I. Moch
                                  President and
                                  Chief Executive Officer


Date: January 3, 2000